ARTHUR ANDERSEN LLP











            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ___________________________________________________








As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated March 15, 1996 included in Perma-Fix Environmental Services, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen LLP



Jacksonville, Florida
April 23, 1997